UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(713) 626-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on December 30, 2022, Cactus, Inc., a Delaware corporation (the “Company”), and its newly formed wholly owned subsidiary Atlas Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HighRidge Resources, Inc., a Delaware corporation (the “Target”), and FlexSteel LTIP LP, a Delaware limited partnership (the “Seller Representative”), solely in its capacity as Seller Representative thereunder and for purposes of certain provisions of the Merger Agreement, pursuant to which Merger Sub would merge with and into the Target, with the Target continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). For further information regarding the terms and conditions of the Merger Agreement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2023.

In order to facilitate the Merger, on February 27, 2023, the Company completed an internal reorganization (the “CC Reorganization”) whereby Cactus Companies, LLC, a recently formed Delaware limited liability company (“Cactus Companies”), acquired all of the outstanding units (“CW Units”) representing limited liability company interests in Cactus Wellhead, LLC, a Delaware limited liability company (“Cactus LLC”), in exchange for an equal number of units (“CC Units”) representing limited liability company interests in Cactus Companies issued to each of the previous owners of CW Units. Following the foregoing acquisition of the CW Units, Cactus LLC is a wholly owned subsidiary of Cactus Companies and the owners of Cactus Companies were the former owners of Cactus LLC.

The Target’s primary purpose was to own 100% of the equity in its subsidiaries, including FlexSteel Pipeline Technologies, Inc. (such subsidiaries, the “FlexSteel Business”). On March 1, 2023, Cactus Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cactus Acquisitions”), received from the Target the FlexSteel Business and the rights and obligations of the Company under the Merger Agreement, which had previously been assigned by the Company to the Target. Immediately after giving effect to the transaction described in the preceding sentence, Cactus Acquisitions contributed to Cactus Companies the FlexSteel Business and the rights and obligations of the Company under the Merger Agreement. Neither the Company nor Cactus Acquisitions received any cash in exchange for such contribution. Following such contribution, the Company and Cactus Acquisitions held, in the aggregate, the same number of CC Units that the Company held immediately following the CC Reorganization.

Item 1.01 Entry into a Material Definitive Agreement.

Amended ABL Credit Facility

On February 28, 2023, in connection with the Merger, Cactus Companies assumed the rights and obligations of Cactus LLC as borrower under its existing Credit Agreement, dated as of August 21, 2018, among Cactus LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and swingline lender (as amended, the “ABL Credit Facility”), and the ABL Credit Facility was amended and restated in its entirety (the “Amended ABL Credit Facility”). The Amended ABL Credit Facility provides for a term loan of $125.0 million, the full amount of which was borrowed at closing of the Amended ABL Credit Facility to fund a portion of consideration for the Merger, and $225.0 million in revolving commitments, up to $20.0 million of which is available for the issuance of letters of credit. Subject to certain terms and conditions set forth in the Amended ABL Credit Facility, Cactus Companies may request additional revolving commitments in an amount not to exceed $50.0 million, for a total of up to $275.0 million in revolving commitments. The term loan under the Amended ABL Credit Facility matures on February 27, 2026, and any revolving loans under the Amended ABL Credit Facility mature on July 26, 2027. The maximum amount that Cactus Companies may borrow under the Amended ABL Credit Facility is subject to a borrowing base, which is based on a percentage of eligible accounts receivable and eligible inventory, subject to reserves and other adjustments.

Borrowings under the Amended ABL Credit Facility bear interest at Cactus Companies’ option at either (i) the Alternate Base Rate (as defined therein) (“ABR”) or (ii) the Adjusted Term SOFR Rate (as defined therein) (“Term Benchmark”), plus, in each case, an applicable margin. The applicable margin for term loan borrowings is 2.50% per annum for term loan ABR borrowings and 3.50% per annum for term loan Term Benchmark borrowings. The applicable margin for revolving loan borrowings ranges from 0.0% to 0.5% per annum for revolving loan ABR borrowings and 1.25% to 1.75% per annum for revolving loan Term Benchmark borrowings and, in each case, is based on the average quarterly availability of the revolving loan commitment under the Amended ABL Credit Facility for the immediately preceding fiscal quarter. The unused portion of the revolving commitments under the Amended ABL Credit Facility is subject to a commitment fee of 0.25% per annum. Letters of credit issued under the Amended ABL Credit Facility accrue fees at a rate equal to the applicable margin for revolving loan Term Benchmark borrowings. The term loan is required to be repaid in regular set amounts starting March 31, 2023 as set forth in the amortization schedule in the Amended ABL Credit Facility. The term loan can be prepaid without the payment of any prepayment premium (other than customary breakage costs for Term Benchmark borrowings).

The Amended ABL Credit Facility contains various covenants and restrictive provisions that limit Cactus Companies’ and each of its subsidiaries’ ability to, among other things, incur additional indebtedness and create liens, make investments or loans, merge or consolidate with other companies, sell assets, make certain restricted payments and distributions, and engage in transactions with affiliates. The obligations under the Amended ABL Credit Facility are guaranteed by certain subsidiaries of Cactus Companies and secured by a security interest in accounts receivable, inventory, equipment and certain other real and personal property assets of Cactus Companies and the guarantors. Until the term loan is paid in full, the Amended ABL Credit Facility requires Cactus Companies to maintain a leverage ratio no greater than 2.50 to 1.00 based on the ratio of Total Indebtedness (as defined therein) to EBITDA (as defined therein). The Amended ABL Credit Facility also requires Cactus Companies to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 based on the ratio of EBITDA minus Unfinanced Capital Expenditures (as defined therein) to Fixed Charges (as defined therein) during certain periods, including when availability under the Amended ABL Credit Facility is under certain levels. If Cactus Companies fails to perform its obligations under the Amended ABL Credit Facility, (i) the revolving commitments under the Amended ABL Credit Facility could be terminated, (ii) any outstanding borrowings under the Amended ABL Credit Facility may be declared immediately due and payable and (iii) the lenders may commence foreclosure or other actions against the collateral.

The foregoing description of the Amended ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended ABL Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies, LLC

In connection with the CC Reorganization, Cactus Companies and its members entered into the Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies LLC, dated February 27, 2023 (the “A&R Cactus Companies LLC Agreement”). The terms and conditions of the A&R Cactus Companies LLC Agreement are substantially the same as the terms and conditions of the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated December 29, 2022, which governed Cactus LLC immediately prior to the CC Reorganization, including, among other things, with respect to the redemption right and call right set forth therein. Accordingly, pursuant to the terms of the A&R Cactus Companies LLC Agreement, the holders of CC Units will, subject to certain limitations, have the right (the “Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of such holders’ CC Units for, at Cactus Companies’ election, (x) shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), at a redemption ratio of one share of Class A Common Stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Cactus Companies) will have the right (the “Call Right”) to acquire each tendered CC Unit directly from the exchanging holders of CC Units for, at its election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of CC Units pursuant to the Redemption Right or the Call Right, the corresponding number of shares of the Company’s Class B common stock, par value $0.01 per share, will be cancelled. The Company served as the sole managing member of Cactus LLC prior to the CC Reorganization and serves as the sole managing member of Cactus Companies following the CC Reorganization.

The foregoing description of the A&R Cactus Companies LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Cactus Companies LLC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2023, the Company completed the Merger for a purchase price of $621,160,000 (on a debt-free, cash-free basis), subject to certain working capital, debt and other customary adjustments set forth in the Merger Agreement. In addition to the upfront purchase price, there is a potential future earn-out payment of up to $75 million to be paid no later than the third quarter of 2024, if certain revenue growth targets are met by the FlexSteel Business.

The Company funded the upfront purchase price using a combination of $165.6 million of net proceeds received from a public offering of shares of the Company’s Class A common stock completed on January 13, 2023, borrowings under the Amended ABL Credit Facility and available cash on hand at the time of closing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Amended ABL Credit Facility” is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Base Salary and Bonus Target for Named Executive Officers

On February 24, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company, after discussions with a compensation consultant, approved base salaries and cash bonus targets for 2023 for certain of the Company’s executive officers, including the Company’s named executive officers.  The approved 2023 base salaries and bonus targets, expressed as a percentage of each executive’s base salary, for the named executive officers are set forth in the table below:

Name:	2023 Base Salary:	2023 Bonus Target:
Scott Bender—President and Chief Executive Officer	$450,000	100%
Joel Bender—Senior Vice President and Chief Operating Officer	$450,000	100%
Steven Bender—Vice President of Operations	$450,000	80%
Stephen Tadlock—Vice President, Chief Financial Officer and Treasurer	$450,000	80%

Annual Grants of RSUs and PSUs

In addition, on February 24, 2023, the Compensation Committee approved annual grants of restricted stock units (“RSUs”) and performance stock units (“PSUs”), which will be granted effective March 11, 2023, to certain of the Company’s executive officers, including the Company’s named executive officers, in accordance with the terms and provisions of the Company’s existing forms of RSU and PSU award agreements and the Company’s Long Term Incentive Plan. The RSUs will vest on an equal annual basis over a three-year period from the grant date and the number of shares that vest and are earned under the PSUs will be determined at the end of a three-year performance period based on the Company’s Return on Capital Employed. The table below sets forth the value of each grant of RSUs and PSUs to the named executive officers:

Name:	Value of RSUs	Target Value of PSUs
Scott Bender	$1,125,000	$1,125,000
Joel Bender	$1,125,000	$1,125,000
Steven Bender	$675,000	$675,000
Stephen Tadlock	$675,000	$675,000

One-Time Grant of RSUs

Further, on February 24, 2023, the Compensation Committee approved a one-time grant of RSUs, which will be granted effective March 11, 2023, to Stephen Tadlock in accordance with the terms and provisions of the Company’s existing form of RSU award agreement and the Company’s Long Term Incentive Plan. The RSUs granted to Stephen Tadlock will have a value of $500,000 and will vest on an equal annual basis over a three-year period from the grant date.

Item 7.01 Regulation FD Disclosure.

On March 1, 2023, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 of HighRidge Resources, Inc. were filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2023.

The unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2022 and 2021 of HighRidge Resources, Inc. were filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2023.

(b)  Pro forma financial information.

The unaudited pro forma condensed combined financial information of Cactus, Inc. and subsidiaries for the year ended December 31, 2021 and as of and for the nine months ended September 30, 2022 were filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2023.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Cactus, Inc., Atlas Merger Sub, LLC, HighRidge Resources, Inc. and FlexSteel LTIP LP, dated as of December 30, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 3, 2023).*
10.1	Amended and Restated Credit Agreement, dated as of February 28, 2023, among Cactus Companies, LLC, as borrower, certain subsidiaries of Cactus Companies, LLC, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and swingline lender.
10.2	Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies, LLC, dated February 27, 2023.
99.1	Press Release of Cactus, Inc. dated March 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment of omitted items.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

March 1, 2023	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer